UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2024

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information and description of the Woody Separation Agreement, Rothbard Separation Agreement, Rothbard Consulting Agreement and Jordan Consulting Agreement in Item 5.02 below is incorporated by reference into this Item 1.01 in their entirety.

Item 1.02 Termination of a Material Definitive Agreement.

The information and description of the Woody Separation Agreement and Rothbard Separation Agreement in Item 5.02 below is incorporated by reference into this Item 1.01 in their entirety. No material early termination penalties were incurred in connection with the termination of Dr. Rothbard’s Employment Agreement and the termination fees associated with the termination of Dr. Woody’s Employment Agreement as discussed in Item 5.02, below, and incorporated by reference in this Item 1.02.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2024, Dr. James N. Woody resigned as Chief Executive Officer (Principal Executive Officer), and as a member of the Board of Directors, of 180 Life Sciences Corp. (the “Company”, “we” and “us”) effective the same date, and entered into a Separation and Release Agreement with the Company (the “Woody Separation Agreement”).

Under the Woody Separation Agreement, the Company agreed to (a) pay Dr. Woody $50,000 in cash, less all applicable withholdings and required deductions (the “Severance Cash”); (b) issue Dr. Woody 25,000 fully-vested shares of the Company’s common stock; and (c) provide Dr. Woody the right to earn the Future Contingent Payment (as defined below). The amounts above (except for the amounts payable pursuant to (c), which shall be paid by the 15th day following the date such payment is due as discussed below), are required to be paid within 15 days of the date of Dr. Woody’s resignation (the “Payment Date”). We also agreed to pay Dr. Woody a bonus of $50,000 (the “Future Contingent Payment”), [A] if we, within the 24 months following the date of Dr. Woody’s resignation, complete any corporate transaction, including but not limited to any merger, reverse merger, acquisition, disposal, joint-venture and/or investment involving the Company (a “Corporate Transaction”), which results in a Change of Control (a “Change of Control” means any Corporate Transaction pursuant to which the ownership of an aggregate of 50.1% or more of the outstanding shares of the Company is held by one or more parties after completing the Corporate Transaction); or [B] if we raise at least $5 million from any source within 12 months from Dr. Woody’s resignation date. The Future Contingent Payment is to be forfeited from Dr. Woody in the event that we are required to restate any financial statements of the Company for periods prior to Dr. Woody’s resignation date, if Dr. Woody was Chief Executive Officer of the Company during such period(s), or any disclosure made the Company in any report or filing with the Securities and Exchange Commission, is found by the Company to be materially incorrect or misleading, as determined by the reasonable discretion of the Board of Directors of the Company (each a “Forfeiture Trigger”). In the event a Forfeiture Trigger occurs or is deemed to have occurred, Dr. Woody is also required to promptly repay in full the Severance Cash.

Under the Woody Separation Agreement, Dr. Woody agreed to provide a customary general release to the Company, waived any severance pay that would have been due pursuant to the terms of his employment agreement, agreed to the termination of his employment agreement, and also agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation covenants in favor of the Company. The 25,000 fully-vested shares of the Company’s common stock due to Dr. Woody will be issued under the Company’s Second Amended and Restated 2022 Omnibus Incentive Plan.

On May 7, 2024, Dr. Jonathan Rothbard resigned as Chief Scientific Officer of the Company effective the same date, and entered into a Separation and Release Agreement with the Company (the “Rothbard Separation Agreement”).

Under the Rothbard Separation Agreement, the Company agreed to pay Dr. Rothbard $200 in cash, less all applicable withholdings and required deductions. Under the Rothbard Separation Agreement, Dr. Rothbard agreed to provide a customary general release to the Company, waived any severance pay that would have been due pursuant to the terms of his employment agreement, agreed to the termination of his employment agreement, and also agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation covenants in favor of the Company.

Effective on May 7, 2024, the Company entered into a Consulting Agreement with Dr. Rothbard pursuant to which he agreed to provide general consulting services to the Company for a term of six months, for $150 per hour (the “Rothbard Consulting Agreement”). The agreement contains standard and customary confidentiality requirements.

On May 7, 2024, the Company entered into a Fourth Amendment to Consulting Agreement with Dr. Lawrence Steinman, the then Executive Chairman of the Board (the “Fourth Amendment”). Pursuant to the Fourth Amendment, Dr. Steinman waived and forgave all amounts accrued and owed to him under the Consulting Agreement through such date, and agreed that compensation payable to him under the Consulting Agreement moving forward would be $0, provided that as long as Dr. Steinman remains a member of the Board of Company, he is to receive the same compensation payable to other non-executive members of the Board of Directors.

Mr. Steinman also agreed to step down as Executive Chairman of the Board of Directors and will instead just serve as a member of the Board of Directors, provided that on May 7, 2024, Dr. Steinman was appointed as a member of the Strategy and Alternatives Committee of the Company.

Also effective on May 7, 2024, effective immediately after the resignation of Dr. Woody, the Board of Directors appointed Mr. Blair Jordan, a then member of the Board of Directors of the Company, as Interim Chief Executive Officer and Principal Executive Officer of the Company, to fill the vacancy left by Dr. Woody’s resignation. Upon such appointment, Mr. Jordan ceased being the Lead Independent director of the Company (which position is currently vacant), and ceased being a member of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Strategy and Alternatives Committee of the Board of Directors.

On May 7, 2024, the Company entered into an Executive Consulting Agreement with Mr. Jordan and Blair Jordan Strategy and Finance Consulting Inc. (an entity owned by Mr. Jordan)(“Jordan Consulting” and the “Jordan Consulting Agreement”). Pursuant to the Jordan Consulting Agreement, the Company agreed to engage Jordan Consulting to provide the services of Mr. Jordan to the Company as Interim Chief Executive Officer of the Company. The Jordan Consulting Agreement has a term through April 30, 2025, unless otherwise terminated pursuant to the terms of the agreement (discussed below) and provides for Mr. Jordan to act as Interim Chief Executive Officer of the Company, and to be paid $216,000 per year in consideration for services rendered to the Company, plus a $250,000 bonus in the event that the Company completes a Corporate Transaction which results in a Change of Control. Notwithstanding the above, the Board of Directors, with the recommendation of the Compensation Committee, may grant Mr. Jordan bonuses from time to time in its discretion, in cash or equity. The Jordan Consulting Agreement includes customary confidentiality, non-disclosure and proprietary right requirements of Jordan Consulting and Mr. Jordan, and a prohibition on Jordan Consulting and Mr. Jordan competing against us during the term of the agreement.

The Jordan Consulting Agreement terminates automatically upon the completion of a Corporate Transaction (provided we pay the transaction bonus discussed above). We have the right to terminate the Jordan Consulting Agreement at any time, provided that if we terminate the agreement after 60 days and prior to completion of a Corporate Transaction, then we agreed to pay Jordan Consulting $75,000 in connection with such termination, within 60 days of such termination.

We are also able to terminate the Jordan Consulting Agreement at any time, without notice upon: (a) the death or physical or mental incapacity of Mr. Jordan if as a result of which Mr. Jordan is unable to perform services for a period in excess of 60 days; (b) in the event Mr. Jordan or a related party to Mr. Jordan ceases to own or control 100% of Jordan Consulting; (c) the Board terminating the Jordan Consulting Agreement for just cause where “just cause” means any of the following events: (i) any material or persistent breach by Jordan Consulting or Mr. Jordan of the terms of the agreement; (ii) the conviction of Jordan Consulting or Mr. Jordan of a felony offence, or the equivalent in a non-American jurisdiction, or of any crime involving moral turpitude, fraud or misrepresentation, or misappropriation of money or property of the Company or any affiliate of the Company; (iii) a willful failure or refusal by Jordan Consulting or Mr. Jordan to satisfy its respective obligations to the Company under the agreement including without limitation, specific lawful directives, reasonably consistent with the agreement, or requests of the Board; (iv) any negligent or willful conduct or omissions of Jordan Consulting or Mr. Jordan that directly results in substantial loss or injury to the Company; (v) fraud or embezzlement of funds or property, or misappropriation involving the Company’s assets, business, customers, suppliers, or employees; (vi) any failure to comply with any of the Company’s written policies and procedures, including, but not limited to, the Company’s Corporate Code of Ethics and Insider Trading Policy, provided that subject to certain limited exceptions, we must first give written notice to Jordan Consulting and Mr. Jordan, as applicable, advising them of the acts or omissions that constitute failure or refusal to perform their obligations and that failure or refusal continues after Jordan Consulting and Mr. Jordan, as applicable, has had thirty (30) days to correct the acts or omissions as set out in the notice.

If the Company terminates the Jordan Consulting Agreement for just cause, we are required to pay Jordan Consulting any unpaid fees and/or unpaid and unreimbursed expenses accrued but unpaid prior to the effective termination date.

Mr. Jordan’s biographical information is included in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 29, 2023, and is incorporated by reference herein.

Mr. Jordan is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Jordan Consulting Agreement (discussed and described below), and there are no arrangements or understandings between Mr. Jordan and any other person pursuant to which Mr. Jordan was selected to serve as a director or officer of the Company, nor is Mr. Jordan a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K. There are no family relationships between any director or executive officer of the Company, including Mr. Jordan.

On May 7, 2024, the Company entered into Indemnity Agreements (each an “Indemnification Agreement”) with each of its then directors and officers (i.e., each remaining officer and director after the resignations described above) other than Mr. Ozan Pamir, the Chief Financial Officer of the Company who was already party to an Indemnity Agreement with the Company (each an “Indemnitee”), to provide for indemnification to the officers and directors under Delaware law. Among other things, consistent with the Company’s Bylaws, each Indemnification Agreement generally requires that the Company (i) indemnify the Indemnitee from and against all expenses and liabilities with respect to proceedings to which Indemnitee may be subject by reason of the Indemnitee’s service to the Company to the fullest extent authorized or permitted by Delaware law and (ii) advance all expenses incurred by the Indemnitee in connection with the investigation, defense, settlement or appeal of any proceeding, and in connection with any proceeding to enforce the Indemnitee’s rights under the Indemnification Agreement. The Indemnification Agreement also establishes various related procedures and processes and generally requires the Company to maintain directors and officers’ liability insurance coverage.

The foregoing summary of the Woody Separation Agreement, Rothbard Separation Agreement, Rothbard Consulting Agreement, Fourth Amendment, Jordan Consulting Agreement, and Indemnification Agreement are a summary only and are qualified in their entirety by reference to the Woody Separation Agreement, Rothbard Separation Agreement, Rothbard Consulting Agreement, Fourth Amendment, Jordan Consulting Agreement, and Indemnification Agreement, copies of which are attached hereto as Exhibit 10.1 through 10.6, respectively and are incorporated into this Item 5.02 by reference in its entirety.

Item 8.01 Other Events.

Effective on May 7, 2024, the Board of Directors set the compensation payable to non-executive members of the Board of Directors for services on the Board of Directors, at (a) $50,000 per year for service on the Board; (b) $15,000 for each Chairperson of a committee of the Board of Directors (provided that only one additional $15,000 payment shall be made even if the Director chairs multiple committees); and $25,000 additional for each member of the Strategy and Alternatives Committee of the Board of Directors.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1*	Separation and Release Agreement dated May 7, 2024, by and between 180 Life Sciences Corp. and Dr. James N. Woody
10.2*	Separation and Release Agreement dated May 7, 2024, by and between 180 Life Sciences Corp. and Dr. Jonathan Rothbard
10.3*	Consulting Agreement dated May 7, 2024, by and between 180 Life Sciences Corp. and Dr. Jonathan Rothbard
10.4*	Fourth Amendment to Consulting Agreement dated May 7, 2024, by and between 180 Life Sciences Corp. and Dr. Lawrence Steinman
10.5*	Executive Consulting Agreement dated May 7, 2024, by and between 180 Life Sciences Corp. , Blair Jordan and Blair Jordan Strategy and Finance Consulting Inc.
10.6*	Form of 180 Life Sciences Corp. Indemnity Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2024

180 LIFE SCIENCES CORP.

By:	/s/ Blair Jordan
	Name:	Blair Jordan
	Title:	Interim Chief Executive Officer